Exhibit 23-d

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated June 20, 2008, relating to the financial statements of Master Sistemas Automotivos Ltda. as of December 31, 2007 and for the year ended December 31, 2007 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to: the differences between accounting practices adopted in Brazil and accounting principles generally accepted in the United States of America; the transition date for the adoption of the new accounting practices introduced by Brazilian Law 11.638/07 and Provisional Act 449/08 as of January 1, 2008; and, the presentation of the statement of cash flows for the year ended December 31, 2007 for purposes of additional analysis as it is not required as part of the basic financial statements as prepared in accordance with accounting practices adopted in Brazil) and our report dated June 19, 2009, relating the financial statements of Suspensys Sistemas Automotivos Ltda. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to: the differences between accounting practices adopted in Brazil and accounting principles generally accepted in the United States of America; the transition date for the adoption of the new accounting practices introduced by Brazilian Law 11.638/07 and Provisional Act 449/08 as of January 1, 2008; and, the presentation of the statement of cash flows for the years ended December 31, 2007 and 2006 for purposes of additional analysis as they are not required as part of the basic financial statements as prepared in accordance with accounting practices adopted in Brazil), appearing in Item 15 of this Annual Report on Form 10-K/A of ArvinMeritor, Inc. for the year ended September 30, 2008 in the following Registration Statements:

Form	Registration No.	Purpose
S-8	333-141186	2007 Long-Term Incentive Plan
S-3	333-143615	Registration of convertible notes, guarantees and common stock
S-3	333-134409	Registration of convertible notes, guarantees and common stock
S-8	333-107913	ArvinMeritor, Inc. Savings Plan
S-8	333-123103	ArvinMeritor, Inc. Hourly Employees Saving Plan
S-3	333-58760	Registration of debt securities
S-8	333-49610	1997 Long-Term Incentives Plan
S-3	333-43118	ArvinMeritor, Inc. 1988 Stock Benefit Plan
S-3	333-43116	ArvinMeritor, Inc. 1998 Stock Benefit Plan
S-3	333-43112	ArvinMeritor, Inc. Employee Stock Benefit Plan
S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan, and 1998 Employee Stock Benefit Plan

/s/ DELOITTE TOUCHE TOHMATSU AUDITORES INDEPENDENTES
DELOITTE TOUCHE TOHMATSU AUDITORES INDEPENDENTES

Porto Alegre, Brazil
June 19, 2009